Exhibit 5.1

July 23, 2009

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Dear Sirs:

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as Alberta counsel for Gastar Exploration Ltd. (the “Company”) in connection with the Registration Statement of the Company relating to the registration of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) common shares of the Company (the “Common Shares”); (ii) preferred shares of the Company, of one or more series (the “Preferred Shares”); and (iii) rights to purchase Common Shares or other securities (the “Rights” and together with the Common Shares and the Preferred Shares, the “Securities”), in each case at prices and on terms to be determined at the time of sale and be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement, provided that the aggregate offering prices of the Securities shall not exceed $250,000,000.

In this regard, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	the articles of amalgamation and bylaws of the Company, each as amended as of the date hereof;

2.	the Registration Statement;

3.	a Certificate of Status (the “Certificate of Status”) in respect of the Company electronically retrieved from the official records of the Corporate Registry as maintained by the Registrar of Corporations (the “Registrar”) in the Province of Alberta; and

4.	such other certificates, statutes and other corporate records, agreements, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have considered such questions of law as we have considered appropriate, and have assumed that:

1.	all information contained in all documents reviewed by us is true and correct;

2.	all signatures on all documents examined by us are genuine;

3.	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

BURNET, DUCKWORTH & PALMER LLP	July 23, 2009 Page 2

4.	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

5.	a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby;

6.	all Securities will be issued and sold in compliance with applicable securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

7.	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

8.	a definitive rights or similar agreement with respect to any Rights offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

9.	any Securities issuable upon conversion, exchange or exercise of any Security will be duly authorized, created and reserved for issuance upon such conversion, exchange or exercise;

10.	at the time of any offering or sale of any Securities, the Company shall have such number and type of Securities being offered or sold, authorized or created and available for issuance;

11.	prior to the offering or sale of any Preferred Shares, the board of directors of the Company (the “Board”) shall have duly designated the series of such Preferred Shares and fixed the rights, privileges, restrictions and conditions attaching thereto, and the Company shall have duly filed articles of amendment in respect thereof with the Registrar;

12.	all cheques, bank drafts and other methods of payment delivered (including wire transfer) in consideration for Securities will be honoured upon presentation or otherwise result in the receipt by the Company of the funds represented by such cheques, bank drafts or other methods of payment; and

13.	the form and terms of any Preferred Shares and Rights, the issuance, sale and delivery thereof by the Company, and the performance by the Company of its obligations thereunder in accordance with the terms thereof, will not violate, result in a default under or breach any applicable law, rule, regulation, order, judgement, decree, award or agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company.

For the purpose of the opinions expressed in paragraph 1, we have relied solely upon the Certificate of Status.

The use herein of the phrase “fully paid and non-assessable” in respect of Securities means that the holder of such Securities will not, after the issuance to them of such Securities, be liable to pay further amounts to the Company in respect of the issue, conversion or exercise price payable for such Securities.

Based upon and subject to the foregoing and to the qualifications hereinafter set forth, we are of the opinion that:

14.	the Company is amalgamated under the Business Corporations Act (Alberta) and is a valid and subsisting corporation;

BURNET, DUCKWORTH & PALMER LLP	July 23, 2009

15.	When:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of the offering of any Securities and any related matters;

(b)	the Company has received full consideration for such Securities and certificates representing such Securities have been duly executed, countersigned, registered and delivered:

(i)	in accordance with the Registration Statement, Prospectus Supplement and applicable definitive purchase, underwriting, rights or similar agreement approved by the Board; or

(ii)	upon conversion, exchange or exercise of any other Security in accordance with the terms of, or the instrument governing, such other Security;

such Securities will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the Province of Alberta and our opinions herein are restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein as at the date hereof.

We hereby consent to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,

BURNET, DUCKWORTH & PALMER LLP

(signed) “Burnet, Duckworth & Palmer LLP”